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                                                             EXHIBIT NO. EX-99.l


                     DIMENSIONAL EMERGING MARKETS FUND INC.

                             SUBSCRIPTION AGREEMENT

         THE COMMON STOCK OF DIMENSIONAL EMERGING MARKETS FUND INC. HAS NOT BEEN REGISTERED FOR PUBLIC OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS. THE SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THIS SUBSCRIPTION AGREEMENT.

         Subscription Agreement by and between Dimensional Emerging Markets Fund Inc. (the "Fund"), and BellSouth Corporation (the "Investor") dated as of February 1, 1993.

                               PURCHASE OF SHARES

         Section 1.01 PURCHASE OF SHARES. The Investor hereby initially subscribes for twenty-five million dollars ($25,000,000) in payment for Shares on the following terms and conditions:

         (a) The purchase price for the Shares shall be $10.00 per Share during the Fund's Initial Offering Period. After the initial offering period, Shares may be purchased at the net asset value per Share ("NAV") next determined following acceptance of this Agreement by the Fund and receipt of payment in immediately available funds for the Shares, plus a reimbursement fee of 1.5% of the NAV per Share, payable to the Fund. The NAV shall be calculated and the Shares shall be issued on the next Trade Date to occur after said acceptance of this Agreement and receipt of payment.

         (b) The Investor shall pay to the Fund the amounts set forth in Schedule A on the corresponding dates set forth in Schedule A in immediately available funds in full payment for Shares at a price per Share and the reimbursement fee as calculated above, and the Fund shall deliver to the Investor a written confirmation evidencing the issuance of such Shares as of the Trade Date. Shares shall be in book-entry, uncertificated form unless otherwise requested by the Investor.

         Section 1.02. RESTRICTIONS ON TRANSFER. The Shares acquired hereunder shall not be assignable, and the Investor shall not assign or otherwise transfer or pledge or otherwise encumber any or all of its interest in such Shares, except as specifically permitted by this Agreement.

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         Section 2.01. REGISTRATION STATEMENT ON FORM N-2.

         (a) The Investor acknowledges that it has received and reviewed the Registration Statement of the Fund, describing the business of the Fund and the Investment Manager; that it is purchasing Shares without being furnished any offering literature other than the Registration Statement; that it is familiar with the Investment Management Agreement between the Fund and the Investment Manager; that it understands that this transaction
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         has not been scrutinized by the United States Securities and Exchange
         Commission ("SEC") or by any administrative agency charged with the administration of the securities laws of any state because of the nature and limited number of persons solicited and the private aspects of the offering; that all documents, records and books pertaining to this investment have been made available to the Investor's representatives, including counsel and accountants; and that books and records of the Fund will be available upon reasonable notice for inspection by the Investor during reasonable business hours at the Fund's principal place of business.

         (b) The Investor acknowledges that the offer to sell Shares was directly communicated to it by the Fund in such a manner that the Investor was able to ask questions of and receive answers from the Fund and Investment Manager or another person acting on behalf of the Fund concerning the terms and conditions of this transaction and that at no time was the Investor presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation.

         (c) The Investor represents and warrants that in making its investment decision with respect to subscribing for Shares in the Fund, it has not relied upon any statement, representation or advice of any other investor or any other person, except as provided in subsection
         (b) above.

         (d) The Investor represents and warrants to the Fund that it is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution of such Shares nor with any present intention of distributing or selling such Shares, but subject nevertheless to any requirement of law that the disposition of the Investor's property shall at all times be and remain within the Investor's control.

         Section 2.02. STATUS OF THE INVESTOR AS AN ELIGIBLE INVESTOR. The Investor represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act and agrees to provide the Fund with such evidence of such fact as the Fund may reasonably require. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares to be acquired by the Investor, and the Investor is able to bear the economic risk of the Investor's investment in such Shares. If the Investor is a corporation, partnership or other business entity, the Investor represents that it was not organized for the specific purpose of making its investment in Shares pursuant to this Agreement. The Investor acknowledges that the Shares have not been registered by the Fund pursuant to the registration provisions of the Securities Act or the securities laws of any state in reliance upon the availability of exemptions from such registration which depend in part on the Investor's representations contained herein.

         Section 2.03. REQUISITE POWER AND AUTHORITY.

         (a) The Investor represents that, if applicable, it has all necessary corporate, partnership or trust power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions thereof. All corporate, partnership or trust action on the Investor's part required for the lawful execution and delivery of this Agreement has been or will be duly and effectively taken prior to the

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         applicable Trade Date.

         (b) All consents, approvals, orders, authorizations or registration, qualification, designation, declaration or filing with any governmental or banking authority on the part of the Investor required in connection with the consummation of the transactions contemplated herein have been obtained.

                       RESTRICTIONS ON TRANSFER OF SHARES

         Section 3.01. RESTRICTIVE LEGEND.

         Any certificate representing Shares shall (unless otherwise permitted by this Agreement) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE SUBSCRIPTION AGREEMENT DATED AS OF FEBRUARY 1, 1993 COVERING THE ACQUISITION OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

         Section 3.02. RESTRICTIONS ON TRANSFER; NOTICE OF PROPOSED TRANSFERS. Prior to any proposed transfer of any Shares, the Investor shall give written notice to the Fund of such Investor's intention to effect such transfer. Transfers of Shares may be made only to persons who are "accredited investors" as defined in Regulation D under the Securities Act. Each such notice shall describe the manner and circumstances of the proposed transfer, and shall be accompanied by either: (A) a written opinion of legal counsel who shall be reasonably satisfactory to the Fund, addressed to the Fund and reasonably satisfactory in form and substance to the Fund's counsel, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act (which opinion may be conditioned upon the transferee's assuming obligations equivalent to those set forth in this Section) and without qualification; or (B) a "no action" letter from the staff of the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto; whereupon the Investor shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the Investor to the Fund. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.01 above, except that such certificate shall not bear such restrictive legend if (1) the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or (2) an appropriate registration statement with respect to such Shares has been filed by the Fund with the Commission and declared effective by the Commission; in the latter events, the Fund shall cause new unlegended certificates to be issued to the Investor in exchange for outstanding legended certificates.

                                  MISCELLANEOUS

         Section 4.01. CONSTRUCTION. This Agreement shall be governed by the laws of the

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State of California, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the interpretation of provisions of this Agreement.

         Section 4.02. FORM ADV. The Investor acknowledges that it has received copies of Part II of the Investment Manager's Form ADV as amended to date, or a separate brochure which the Investment Manager represents contains the same information as such Part II. The Investor represents that it understands the matters set forth in such Part II of Form ADV or separate brochure.

         Section 4.03. WRITTEN NOTICE. Any notice, demand, direction or instruction to be given to the Fund shall be in writing and shall be duly given if mailed and received by, or delivered to, the Fund at c/o Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Suite 1100, Santa Monica, CA, 90401 or such other address as shall be specified by the Fund in writing. Any notice to be given to the Investor shall be duly given if mailed or delivered to the address of such Investor appearing on the record books of the Fund, or such other address as shall be specified by the Investor in writing.

         Section 4.04. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but the several counterparts shall together constitute but one and the same Agreement of the parties hereto.

         Section 4.05. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the parties.

         Section 4.06. INDEMNIFICATION. The Investor acknowledges that it understands the meaning and legal consequences of its representations and warranties contained herein, and hereby agrees to indemnify the Fund, each other Investor and the Investment Manager against and hold them harmless from any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

         Section 4.07. RESTRICTIONS ON DISCLOSURE. The Investment Manager of the Fund serves as investment manager to one or more accounts for which the Investment Manager may recommend the purchase or sale of securities issued by the corporate sponsor of the Investor (the "Employer"). In connection with the investment management services to be provided for the Fund, neither the Investor nor the Employer shall disclose material nonpublic information to the Investment Manager concerning the Employer. The Investor and the Employer understand that it is not the intent or expectation of the Investment Manager that the Investment Manager will seek and obtain material nonpublic information concerning the Employer, as the receipt of such information would under applicable law temporarily prevent the Investment Manager from trading in the securities of the Employers, and that the Investment Manager has fiduciary obligations to its other clients with respect to the investment management services provided to them. The Investor and the Employer agree to appropriately instruct their respective employees and agents with regard to this provision, so as to better assure that material nonpublic information concerning the Employer is not provided to the Investment Manager in the course of its duties as Investment Manager to the Fund.

         Section 4.08. INTERPRETATION. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In

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addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code section
1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

         Section 4.09. AUTHORIZED SIGNATURES. Attached hereto as Schedule B is a list of names with signatures of persons authorized to give instructions to the Fund regarding investments made pursuant to this Agreement.

                                   DEFINITIONS

         Section 5.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

         (a) "Agreement" shall mean this Agreement. All headings of Articles and Sections shall be for convenience only and shall have no meaning, force or effect whatever.

         (b) "Initial Offering Period" shall mean the period from the date of the filing of the Fund's Registration Statement until the first investment is made.

         (c)      "Investor" shall mean the investor executing this Agreement.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor federal income tax code.

         (e) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (f) "Investment Management Agreement" shall mean the agreement dated as of December 22, 1992, by and among the Fund and Dimensional Fund Advisors Inc.

         (g) "Investment Manager" shall mean Dimensional Fund Advisors Inc. or any successor Investment Manager as may be engaged by the Fund.

         (h) "Registration Statement" shall mean the Registration Statement on Form N-2 of the Fund filed with the U.S. Securities and Exchange Commission on January 15, 1993 and all amendments thereto as shall be filed from time to time.

         (i) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (j)      "Share" shall mean a share of Common Stock of the Fund.

         (k) "Trade Date" shall mean the last business day of each month on which the New York Stock Exchange is open for trading, unless the Trade Date for a particular month is postponed by and in the discretion of the Fund for up to 5 business days; provided that the Fund may in its discretion use any other business day on which the New York Stock Exchange is open for trading as the Trade Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


DIMENSION EMERGING MARKET FUND, INC.    INVESTOR:

                                        Wachovia Bank of North Carolina, N.A.
                                        Trustee for Various Pans Under Agreement
                                        Dated July 24, 1989

By:  /s/ David G. Booth                 /s/ Jane B. Fisher
   ---------------------                -----------------------
                                        Signature

                                        Jane B. Fisher
                                        -----------------------
                                        Print Name

                                        Senior Vice President
                                        -----------------------
                                        Title

                                        56-1833822
                                        -----------------------
                                        Federal Tax I.D. Number

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                                   SCHEDULE A

                             SCHEDULE OF INVESTMENTS

First $25,000,000 to be invested on February 1, 1993. Dates of additional investments to be determined at a later date.

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                                   SCHEDULE B

                              AUTHORIZED SIGNATURES

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                              ADDENDUM TO DOCUMENT

         The undersigned has executed the foregoing Dimensional Emerging Markets Fund Inc. Subscription Agreement (the "Document") upon the direction of persons authorized to direct the undersigned (the "Authorized Persons") in the investment of assets held by the undersigned in its capacity as trustee of the trust named below. The undersigned has not undertaken to conduct the investigation necessary to make the representations, warranties, acknowledgements, confirmations, directions, understandings, agreements, authorization, declarations and other statements and matters requested in the Document, but has nevertheless executed the Document based on the abovementioned direction and the written confirmation from the Authorized Persons that all of such representations, warranties, acknowledgements, confirmations, directions, understandings, agreements, authorizations, declarations and other statements and matters in the Document are true, correct or proper.

                                    WACHOVIA BANK OF NORTH CAROLINA, N.A.

                                    Trustee for Trustee for Various Plans under
                                    Agreement dated July 24, 1989

                                    By: /s/ Jane B. Fisher
                                        ----------------------------------------
                                    Title: Senior Vice President
                                           -------------------------------------


                                    Date: January 29, 1993
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